Contract ID.: FT18150 Amendment No: 3 FORM OF TRANSPORTATION SERVICE AGREEMENT This Transportation Service Agreement (Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and ANR Pipeline Company (Shipper). WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement. NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter. 1. EFFECTIVE DATE: November 01, 2021 2. CONTRACT IDENTIFICATION: FT18150 3. RATE SCHEDULE: FT 4. SHIPPER TYPE: Other 5. STATE/PROVINCE OF INCORPORATION: Delaware 6. TERM: November 01, 2014 to October 31, 2022 Right of First Refusal: Transporter and Shipper agree that Shipper may extend the primary term of this Agreement by exercising a Contractual Right of First Refusal, pursuant to the procedures set forth in Section 6.16 of the General Terms and Conditions of Transporter's FERC Gas Tariff. 7. EFFECT ON PREVIOUS CONTRACTS: This Agreement supersedes, cancels and terminates, as of the effective date stated above, the following contract(s): Service Agreement dated November 01, 2020 with Contract Identification FT18150. 8. MAXIMUM DAILY QUANTITY (Dth/Day): Please see Appendix A for further detail. 9. RATES: Unless Shipper and Transporter have agreed to a rate other than the maximum rate, rates shall be Transporter's maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing. Provisions governing a Rate other than DocuSign Envelope ID: 9A330BED-D29A-4E5A-B12A-398F251C29FEED0BD7EE-F0BC-4480 58D-082573 00EB6

Contract ID.: FT18150 Amendment No: 3 the maximum shall be set forth in this Paragraph 9. 10. POINTS OF RECEIPT AND DELIVERY: The primary receipt and delivery points are set forth on Appendix A. 11. RELEASED CAPACITY: N/A 12. INCORPORATION OF TARIFF INTO AGREEMENT: This Agreement shall incorporate and in all respects be subject to the "General Terms and Conditions" and the applicable Rate Schedule (as stated above) set forth in Transporter's FERC Gas Tariff, Third Revised Volume No. 1, as may be revised from time to time. Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in the applicable Rate Schedule (as stated above) and the "General Terms and Conditions" in Transporter's FERC Gas Tariff, Third Revised Volume No. 1, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this Agreement shall be deemed to include such changes and any such changes which become effective by operation of law and Commission Order, without prejudice to Shipper's right to protest the same. 13. MISCELLANEOUS: No waiver by either party to this Agreement of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any continuing or future default(s), whether of a like or a different character. Any controversy between the parties arising under this Agreement and not resolved by the parties shall be determined in accordance with the laws of the State of Michigan. 14. OTHER PROVISIONS (As necessary): It is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this Agreement is limited to assets of the Transporter. Upon termination of this Agreement, Shipper's and Transporter's obligations to each other arising under this Agreement, prior to the date of termination, remain in effect and are not being terminated by any provision of this Agreement. DocuSign Envelope ID: 9A330BED-D29A-4E5A-B12A-398F251C29FEED0BD7EE-F0BC-4480 58D-082573 00EB6

Contract ID.: FT18150 Amendment No: 3 15. NOTICES AND COMMUNICATIONS: All notices and communications with respect to this Agreement shall be in writing by mail, e-mail, or other means as agreed to by the parties, and sent to the addresses stated below or to any other such address(es) as may be designated in writing by mail, e-mail, or other means similarly agreed to: ADMINISTRATIVE MATTERS: Great Lakes Gas Transmission Limited Partnership Commercial Operations 700 Louisiana Street, Suite 700 Houston, TX 77002-2700 ANR Pipeline Company 700 Louisiana St., Suite 700 Houston, TX 77002-2700 Attn: Eric Miller AGREED TO BY: GREAT LAKES GAS TRANSMISSION ANR Pipeline Company LIMITED PARTNERSHIP By: Great Lakes Gas Transmission Company By: By: Title: Title: DocuSign Envelope ID: 9A330BED-D29A-4E5A-B12A-398F251C29FEED0BD7EE-F0BC-4480 58D-082573 00EB6 Director, Marketing WestDirector, Trans. Acct.& Contracts

APPENDIX A CONTRACT IDENTIFICATION: FT18150 Date: November 01, 2021 Supersedes Appendix Dated: November 01, 2020 Shipper: ANR Pipeline Company Maximum Daily Quantity (Dth/Day) per Location: Begin Date End Date Point(s) of Primary Receipt Point(s) of Primary Delivery MDQ 11/1/2014 3/31/2015 SOUTH CHESTER RECEIPT FARWELL DELIVERY 101,300 4/1/2015 10/31/2015 SOUTH CHESTER RECEIPT FARWELL DELIVERY 0 11/1/2015 3/31/2016 SOUTH CHESTER RECEIPT FARWELL DELIVERY 101,300 4/1/2016 10/31/2016 SOUTH CHESTER RECEIPT FARWELL DELIVERY 0 11/1/2016 3/31/2017 SOUTH CHESTER RECEIPT FARWELL DELIVERY 101,300 4/1/2017 10/31/2017 SOUTH CHESTER RECEIPT FARWELL DELIVERY 0 11/1/2017 3/31/2018 SOUTH CHESTER RECEIPT FARWELL DELIVERY 101,300 4/1/2018 10/31/2018 SOUTH CHESTER RECEIPT FARWELL DELIVERY 0 DocuSign Envelope ID: 9A330BED-D29A-4E5A-B12A-398F251C29FEED0BD7EE-F0BC-4480 58D-082573 00EB6

11/1/2018 3/31/2019 SOUTH CHESTER RECEIPT FARWELL DELIVERY 101,300 4/1/2019 10/31/2019 SOUTH CHESTER RECEIPT FARWELL DELIVERY 0 11/1/2019 3/31/2020 SOUTH CHESTER RECEIPT FARWELL DELIVERY 101,300 4/1/2020 10/31/2020 SOUTH CHESTER RECEIPT FARWELL DELIVERY 0 11/1/2020 3/31/2021 SOUTH CHESTER RECEIPT FARWELL DELIVERY 101,300 4/1/2021 10/31/2021 SOUTH CHESTER RECEIPT FARWELL DELIVERY 0 11/1/2021 3/31/2022 SOUTH CHESTER RECEIPT FARWELL DELIVERY 101,300 4/1/2022 10/31/2022 SOUTH CHESTER RECEIPT FARWELL DELIVERY 0 11/1/2014 3/31/2015 DEWARD RECEIPT 101,300 11/1/2015 3/31/2016 DEWARD RECEIPT 101,300 11/1/2016 3/31/2017 DEWARD RECEIPT 101,300 11/1/2017 3/31/2018 DEWARD RECEIPT 101,300 11/1/2018 3/31/2019 DEWARD RECEIPT 101,300 11/1/2019 3/31/2020 DEWARD RECEIPT 101,300 DocuSign Envelope ID: 9A330BED-D29A-4E5A-B12A-398F251C29FEED0BD7EE-F0BC-4480 58D-082573 00EB6

11/1/2020 3/31/2021 DEWARD RECEIPT 101,300 11/1/2021 3/31/2022 DEWARD RECEIPT 101,300 DocuSign Envelope ID: 9A330BED-D29A-4E5A-B12A-398F251C29FEED0BD7EE-F0BC-4480 58D-082573 00EB6